EXHIBIT 99.7

RULE 438 CONSENT

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of NewAlliance Bancshares, Inc. (“NewAlliance”) and New Haven Savings Bank in the registration statements on Form S-1 and Form S-4 filed by NewAlliance with the Securities and Exchange Commission on or about October 9, 2003, and in Amendment No. 1 thereto to be filed by NewAlliance on or about December 12, 2003.

/s/ Joseph H. Rossi
Joseph H. Rossi

Date: December 5, 2003